Exhibit 10.1

Purchase Agreement

THIS PURCHASE AGREEMENT (this “Agreement”) is entered into as of July 9, 2024, by and among Great Elm Capital Corp., a Maryland corporation (the “Company”), Great Elm Capital Management, LLC, a Delaware limited liability company (the “Adviser”), and the purchasers identified on Appendix A hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company has entered into an amended and restated investment management agreement, dated as of August 1, 2022 (the “Investment Advisory Agreement”), with the Adviser, and the Company has entered into an administration agreement, dated as of September 27, 2016 (the “Administration Agreement”), with the Adviser.

WHEREAS, the Company has filed, pursuant to the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1933 Act”), with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-261274), which registers the offer and sale of the Securities (as defined below). The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective on January 12, 2022 and any post-effective amendment thereto and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424 under the 1933 Act (“Rule 424”) with respect to the offer, issuance and/or sale of the Securities and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B under the 1933 Act, and also including any registration statement relating to the Securities filed pursuant to Rule 462(b) under the 1933 Act, is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement at the time it became effective on January 12, 2022, including all documents incorporated by reference therein, is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement, dated the date hereof (which is, together with the Base Prospectus, herein referred to as the “Prospectus”), contains all information omitted from the Base Prospectus pursuant to Rule 430B under the 1933 Act, and will be filed with the Commission pursuant to Rule 424.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to the Registration Statement, the Company desires to issue, and the Purchasers desire to purchase, $22,000,000 aggregate principal amount of the Company’s 8.50% Notes due 2029 (the “Securities”), upon the terms and conditions as more particularly provided herein.

WHEREAS, the Company previously issued $30,000,000 aggregate principal amount of its 8.50% Notes due 2029 (the “Existing Securities”) on April 17, 2024 and $4,500,000 aggregate principal amount of the Existing Securities on April 25, 2024. Except as described in the Prospectus, the Securities will have identical terms and conditions as the Existing Securities, will be treated as a single series under the Indenture (as defined in Section 1.3 herein) and are expected to be fungible for U.S. federal income tax purposes and trade interchangeably with the Existing Securities.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company, the Adviser and the Purchasers hereby agree as follows:

Article I
Purchase and Sale; Closing

1.1 Purchase and Sale of the Securities. At the Closing (as defined in Section 1.2 herein), the Company shall sell to each Purchaser, and each Purchaser, severally and not jointly, shall buy from the Company, upon the terms and conditions hereinafter set forth, the principal amount of the Securities opposite such Purchaser’s name as specified in Appendix A hereto (with an aggregate principal amount of $22,000,000) at a purchase price of 97.80% of such principal amount (the “Purchase Price”).

1.2 The Closing. Payment of the Purchase Price for, and delivery of, the Securities (the “Closing”) shall be made at the offices of Kirkland & Ellis LLP, 1301 Pennsylvania Avenue NW, Washington, D.C. 20004, Attn: William J. Tuttle, P.C., or at such other place as shall be agreed upon by the Purchasers and the Company, at 10:00 a.m. (New York City time) on July 9, 2024, or such other time as shall be agreed upon by the Purchasers and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

1.3 Issuance of the Securities. The Securities will be issued under an indenture (the “Base Indenture”), dated as of September 18, 2017, between the Company and Equinity Trust Company, LLC (f/k/a American Stock & Trust Company, LLC), trustee (the “Trustee”), as supplemented by a sixth supplemental indenture (together with the Base Indenture, the “Indenture”), dated as of April 17, 2024, between the Company and the Trustee. The Securities will be established pursuant to authority granted by board resolutions and set forth in the manner provided in an officers’ certificate of the Company and a related authentication order, in each case, to be executed and delivered by the Company to the Trustee on the Closing Date. The Securities will be issued as fully registered securities to Cede & Co. (or such other name as may be requested by an authorized representative of The Depository Trust Company (“DTC”)), as nominee of DTC, pursuant to a blanket letter of representations, dated December 4, 2018 (the “DTC Agreement”), between the Company and DTC.

1.4 Delivery of the Purchase Price. At the Closing, each Purchaser shall remit its respective Purchase Price by wire transfer of immediately available funds to a bank account designated by the Company.

1.5 Delivery of the Securities. On the Closing Date, each Purchaser shall direct the broker-dealer at which the account to be credited with the Securities is maintained (which broker-dealer shall be a DTC participant) to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing the Trustee to credit such account with the Securities by means of an electronic book-entry delivery. Such DWAC shall indicate the Closing Date as the settlement date for the deposit of the Securities. Immediately following the delivery to the Company by or on behalf of each Purchaser of the Purchase Price, the Company shall direct the Trustee to credit such Purchaser’s account or accounts with the Securities being purchased by it pursuant to the information contained in the DWAC.

2

1.6 Conditions to the Company’s Obligations. The Company’s obligation to sell and issue the Securities to each Purchaser will be subject to the receipt by the Company of the respective Purchase Price from such Purchaser and the accuracy of the representations and warranties made by such Purchaser and the fulfillment of those undertakings of such Purchaser to be fulfilled prior to the Closing Date.

1.7 Conditions to Purchasers’ Obligations. Each Purchaser’s obligation to purchase the Securities to be purchased by it is subject to the fulfillment to each Purchaser’s reasonable satisfaction, prior to or at the Closing, of the following conditions:

(a) The representations and warranties of the Company and the Adviser in this Agreement shall be correct in all material respects when made and at the Closing.

(b) Each of the Company and the Adviser shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement.

(c) Each of the Company and the Adviser shall have delivered to such Purchaser an officer’s certificate from an officer of the Company, dated the Closing Date, certifying that the conditions specified in Sections 1.7(a) and 1.7(b) have been fulfilled.

(d) Such Purchaser shall have received from Jones Day, counsel for the Company and the Adviser, an opinion dated the Closing Date addressed to such Purchaser in form and substance reasonably satisfactory to such Purchaser.

(e) Such Purchaser shall have received from Venable LLP, special Maryland counsel for the Company, an opinion dated the Closing Date addressed to such Purchaser, regarding matters relating to Maryland law, in form and substance reasonably satisfactory to such Purchaser.

(f) The Company shall have delivered to such Purchaser a certificate of its Secretary, dated the Closing Date, certifying as to (i) the resolutions attached thereto relating to the authorization, issuance and sale of the Securities and the authorization, execution and delivery of this Agreement and (ii) the Company’s organizational documents as then in effect.

Article II
Representations and Warranties

2.1 Purchasers’ Representations and Warranties. In connection with the purchase and sale of the Securities, each Purchaser represents and warrants, severally and not jointly, to the Company that:

(a) Such Purchaser is acquiring the Securities for such Purchaser’s account and with no view to the distribution thereof. Such Purchaser has no present intent, agreement, understanding or arrangement to sell, assign or transfer all or any part of the Securities, or any interest therein, to any other person.

3

(b) Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(c) Such Purchaser, in connection with its decision to purchase the Securities, relied only upon the Prospectus (as hereinafter defined) and the representations and warranties of the Company and the Adviser contained herein. Further, such Purchaser acknowledges that the Prospectus was made available to such Purchaser before this Agreement (or any contractual obligation of such Purchaser to purchase the Securities) will be deemed to be effective.

(d) Such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. The investment manager of such Purchaser (as identified in the signature page hereto), acting as agent, is duly authorized and empowered to execute this Agreement on behalf of such Purchaser. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of such Purchaser, and this Agreement constitutes a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms.

(e) Such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

2.2 Representations and Warranties of the Company and the Adviser. In connection with the purchase and sale of the Securities, the Company and the Adviser, jointly and severally, represent and warrant to each Purchaser that:

(a) The Registration Statement on Form N-2 (File No. 333-261274) with respect to the Securities has been prepared by the Company in conformity with the requirements of the 1933 Act, has been filed with the Commission and has been declared effective. The Company meets the requirements of and complies with the conditions for the use of Form N-2 under the 1933 Act. Copies of the Registration Statement, including any amendments thereto, the Base Prospectus (meeting the requirements of the 1933 Act) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to such Purchaser. As of the Closing Date, the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Commission has not issued an order preventing or suspending the use of the Registration Statement or the Prospectus, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto contain and will contain, all statements which are required to be stated therein by, and conform and will conform to the requirements of, the 1933 Act.

4

(b) The Company is a Maryland corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, individually or in the aggregate, would not have, or reasonably be expected to have, a material adverse effect on (i) the business, assets, prospects, properties, financial condition or results of operations of the Company and its affiliates, taken as a whole, or (ii) the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Securities and the DTC Agreement (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”)).

(c) Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and collectively, the “Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of such Subsidiary’s business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(d) This Agreement has been duly authorized, executed and delivered by the Company.

(e) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) (collectively, the “Enforceability Exceptions”).

(f) The DTC Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to the Enforceability Exceptions.

(g) The Securities have been duly authorized by the Company for sale to the Purchasers pursuant to this Agreement and, when executed and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture relating thereto.

5

(h) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(i) Except as disclosed in the Registration Statement and the Prospectus, none of the Company or its Subsidiaries is or, with the giving of notice or lapse of time or both, will be as of the Closing Date, in violation or default of (i) any of the provisions of the organizational or governing documents of the Company or the applicable Subsidiary, (ii) any U.S. or non-U.S. law, rule or regulation applicable to the Company or the applicable Subsidiary, (iii) any order, judgment or decree applicable to the Company or the applicable Subsidiary, or by which any property or asset of the Company or the applicable Subsidiary may be bound or (iv) any of the terms and provisions of any loan or credit agreement, indenture, mortgage note or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets is or may be bound; except with respect to clauses (ii) and (iv) above, for such violations or defaults that would not reasonably be expected to have a Material Adverse Effect.

(j) The execution, delivery and performance by the Company of this Agreement, the Indenture, the Securities and the DTC Agreement and the consummation of the transactions contemplated hereby and compliance by the Company with its obligations hereunder and thereunder do not and will not (i) conflict with or result in a violation of any of the provisions of the organizational or governing documents of the Company, (ii) conflict with or violate any U.S. or non-U.S. law, rule or regulation applicable to the Company, (iii) conflict with or violate any order, judgment or decree applicable to the Company or by which any property or asset of the Company is or may be bound or (iv) result in a breach of any of the terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which the Company is a party or by the Company or any of its properties or assets is or may be bound; except with respect to clauses (ii) and (iv) above, for such violations, or defaults that would not reasonably be expected to have a Material Adverse Effect.

(k) No applicable judgments, decrees, consents, authorizations, approvals, orders, exemptions, registrations, qualifications or other actions of, or filing with or notice to, any governmental authority, the Commission or any other U.S. or non-U.S. regulatory or governmental authority (collectively, “Approvals”) are required in connection with the execution and delivery by the Company of this Agreement, the Indenture, the Securities and the DTC Agreement and the consummation of the transactions herein contemplated, except for (i) such Approvals which, considering all such Approvals in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (ii) those that have been made or obtained, (iii) any post-effective amendment to the Registration Statement adding certain documents related to the offering of the Securities as exhibits thereto, and (iv) filings as may be (w) required by the 1933 Act, the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”) or the Investment Company Act of 1940, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1940 Act”), (x) required by the Financial Industry Regulatory Authority; or (y) required by The Nasdaq Global Market in connection with the listing of the Securities.

6

(l) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change in the business, prospects, properties or assets, or in the results of operations, condition (financial or otherwise), business or operations of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) except as otherwise expressly disclosed in the Registration Statement and the Prospectus, (A) any transaction that is material to the Company or its Subsidiaries, taken as a whole, planned or entered into by the Company or any of its Subsidiaries, (B) any obligation, direct or contingent, that is material to the Company and its Subsidiaries, incurred by the Company or its Subsidiaries, taken as a whole, except obligations incurred in the ordinary course of business, (C) any material change in the capital stock or outstanding indebtedness of the Company or its Subsidiaries or (D) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

(m) There is no action, suit, proceeding, inquiry or investigation pending or, to the knowledge of the Company, threatened in writing against the Company before or brought by any court or other governmental authority or arbitration board or tribunal, which is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed therein), or which might, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) All legal or governmental proceedings, agreements, instruments or other documents or arrangements of a character required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required.

(o) Deloitte & Touche LLP, which has certified certain financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Exchange Act.

(p) The financial statements (including the related notes) of the Company incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable requirements under the 1933 Act and the Exchange Act; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Registration Statement and the Prospectus is derived from the accounting records of the Company and its Subsidiaries and fairly presents in all material respects the information purported to be shown thereby. No other financial statements or supporting schedules are required to be included in the Registration Statement and the Prospectus.

7

(q) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that material information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act and that such information is communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(r) The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(s) The Company and each of its Subsidiaries own or possess, or can acquire on reasonable terms, sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, or if such Intellectual Property Rights are not possessed such absence would not reasonably be expected to result in a Material Adverse Effect. The expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice of infringement or conflict with asserted Intellectual Property Rights of others, which (if subject to any unfavorable decision, ruling or finding or invalidity or unenforceability), singly or in the aggregate, would result in a Material Adverse Effect.

(t) The Company and each of its Subsidiaries possess such valid and current licenses, certificates, authorizations, consents, approvals or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure so to possess would not, singly or in the aggregate, result in

8

a Material Adverse Effect, and neither the Company nor any Subsidiary is in violation of, in default under, or has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such licenses, certificates, authorizations, consents, approvals or permits which, if the subject of an unfavorable decision, ruling or finding, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(u) The Company and each of its Subsidiaries has good and marketable title to all of the real and personal property and other assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement and the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

(v) The Company and its consolidated Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in its financial statements in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined.

(w) Each of the Company and its Subsidiaries is insured with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(x) The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be required, to register as an “investment company” within the meaning of the 1940 Act.

(y) The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any material liability; the Company and each Subsidiary has not incurred and does not expect to incur any material liability (i) under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) for failure to meet the requirements of Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and

9

published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred,whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(z) The Company does not have any employees.

(aa) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its Subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(bb) The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending.

(cc) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, agents, employees or affiliates is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions,” and each such subject or target, a “Sanctioned Person”), nor is the Company or any of its subsidiaries located, organized, or resident in a country or territory that is the subject or the target of Sanctions, including Russia, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria, that broadly prohibit dealings with that country or territory (each, a “Sanctioned Territory”); and the Company will not directly or

10

indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Territory in each case, in any manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor, or otherwise) of Sanctions.

(dd) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ee) Other than due to the acquisition or disposition of investments in the ordinary course of the Company’s business since March 31, 2024, the Company has duly authorized, executed and delivered and currently is a party to or payee with respect to the promissory notes and other agreements (each, a “Portfolio Company Agreement”) evidencing the investments described in the Registration Statement and the Prospectus under the caption “Portfolio Companies” at March 31, 2024 with corporations or other entities (each, a “Portfolio Company”). Except as otherwise disclosed in the Registration Statement and the Prospectus, to the Company’s knowledge, each Portfolio Company is current in all material respects with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, as of the respective dates set forth therein, (i) the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act) any of the Portfolio Companies and (ii) other than the Portfolio Companies and investments acquired in the ordinary course of the Company’s business since March 31, 2024, the Company does not own any investments.

(ff) The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “Advisers Act”), and the approvals by the board of directors and the Company’s stockholders, as applicable, of the Investment Advisory Agreement and this Agreement have been obtained in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act. This Agreement is not subject to the procedural requirements of Section 15 of the 1940 Act.

(gg) The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the Company BDC Election pursuant to Section 54(c) of the 1940 Act; the Company BDC Election remains in full

11

force and effect and, to the Company’s actual knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefor initiated or threatened by the Commission. The operations of the Company are in compliance with the provisions of the 1940 Act applicable to business development companies, except where such non-compliance would not reasonably be expected to result in a Material Adverse Effect. As of the date of this Agreement the Company is, and on a pro forma basis, after giving effect to the issuance and sale of the Securities and the use of proceeds therefrom the Company will be, in compliance with the applicable asset coverage requirements set forth in Sections 18 and 61 of the 1940 Act.

(hh) The Company is currently organized and operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Code. The Company intends to direct the investment of the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement and the Prospectus under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(ii) There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement or the Prospectus which have not been described as required.

(jj) The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the information technology and computer systems, data and databases (collectively, “IT Systems”) used by the Company or any of its Subsidiaries and all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Any certificate signed by any officer of the Company or the Adviser and delivered to the Purchasers shall be deemed a representation and warranty by the Company or the Adviser (as applicable) to the Purchasers as to the matters covered thereby.

2.3 Representations and Warranties of the Adviser. In connection with the purchase and sale of the Securities, the Adviser represents and warrants to each Purchaser that:

(a) The Adviser is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, individually or in the aggregate, would not have, or reasonably be expected to have, a material adverse effect on (1) the business, assets, prospects, properties, financial condition or results of operation of the Adviser or (2) the power or ability of the Adviser to perform its obligations under this Agreement, the Investment Advisory Agreement or the Administration Agreement (an “Adviser Material Adverse Effect”).

12

(b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (i) any material adverse change in the business, prospects, properties or assets described or referred to in the Registration Statement and the Prospectus, or in the results of operations, condition (financial or otherwise), business or operations of the Adviser, whether or not arising in the ordinary course of business, or (ii) except as otherwise expressly disclosed in the Registration Statement and the Prospectus, (A) any transaction that is material to the Adviser planned or entered into by the Adviser or (B) any obligation, direct or contingent, that is material to the Adviser and its subsidiaries, incurred by the Adviser, except obligations incurred in the ordinary course of business.

(c) The Adviser is not and, with the giving of notice or lapse of time or both, will it not be as of the Closing Date, in violation or default of (i) any of the provisions of the organizational or governing documents of the Adviser, (ii) any U.S. or non-U.S. law, rule or regulation applicable to the Adviser, (iii) any order, judgment or decree applicable to the Adviser, or by which any property or asset of the Adviser may be bound or (iv) any of the terms and provisions of any loan or credit agreement, indenture, mortgage note or other agreement or instrument to which the Adviser is a party or by which the Adviser or any of its properties or assets is or may be bound; except with respect to clauses (ii) and (iv) above, for such violations or defaults that would not reasonably be expected to have an Adviser Material Adverse Effect.

(d) The execution, delivery and performance by the Adviser of this Agreement, the consummation of the transactions contemplated hereby and compliance by the Adviser with its obligations hereunder do not and will not (i) conflict with or result in a violation of any of the provisions of the organizational or governing documents of the Adviser, (ii) conflict with or violate any U.S. or non-U.S. law, rule or regulation applicable to the Adviser, (iii) conflict with or violate any order, judgment or decree applicable to the Adviser or by which any property or asset of the Adviser is or may be bound or (iv) result in a breach of any of the terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which the Adviser is a party or by the Adviser or any of its properties or assets is or may be bound; except with respect to clauses (ii) and (iv) above, for such violations or defaults that would not reasonably be expected to have an Adviser Material Adverse Effect.

(e) There is no action, suit, proceeding, inquiry or investigation pending or, to the knowledge of the Adviser, threatened in writing against the Adviser before or brought by any court or other governmental authority or arbitration board or tribunal which (1) is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein) or (2) might individually or in the aggregate, reasonably be expected to have an Adviser Material Adverse Effect or a material adverse effect on the power or ability of the Adviser to perform its obligations under this Agreement, the Investment Advisory Agreement or the Administration Agreement, except as set forth in the Registration Statement and the Prospectus.

13

(f) No Approvals are required in connection with the execution and delivery by the Adviser of this Agreement and the consummation of the transactions herein contemplated, except for (i) such Approvals which, considering all such Approvals in the aggregate, would not reasonably be expected to result in an Adviser Material Adverse Effect and (ii) those that have been made or obtained.

(g) The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could reasonably be expected to lead to any proceeding, which might adversely affect the registration of the Adviser with the Commission.

(h) The descriptions of the Adviser contained in the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(i) This Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Adviser. The Investment Advisory Agreement and the Administration Agreement are valid and binding obligations of the Adviser, enforceable against them in accordance with their terms, except as the enforcement thereof may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law).

(j) The Adviser maintains data processing, communications and other technology systems sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Adviser has adopted policies and procedures reasonably designed to prevent data breaches and other breaches of applicable privacy laws.

(k) The Adviser is not aware that (i) any executive, key employee or significant group of employees of the Adviser (to the extent any such person devotes substantive attention to matters involving the Company) plans to terminate employment with the Adviser, or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.

14

(l) The Adviser possesses such valid and current licenses, certificates, authorizations, consents, approvals or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its businesses, except where the failure so to possess would not, singly or in the aggregate, result in an Adviser Material Adverse Effect, and the Adviser is not in violation of, in default under, or has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such licenses, certificates, authorizations, consents, approvals or permits which, if the subject of an unfavorable decision, ruling or finding, singly or in the aggregate, would reasonably be expected to result in an Adviser Material Adverse Effect.

(m) The Adviser is not aware of any security breach or incident, unauthorized access or disclosure, or other compromise relating to IT Systems used by the Adviser. The Adviser’s IT systems are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Adviser as currently conducted, and, to the knowledge of the Adviser, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Adviser has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including Personal Data) used in connection with their business, and there have been no breaches, violations, outages or unauthorized uses of or access to the same, except, in each case, which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Adviser is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems used by the Adviser and all Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Article III
General Provisions

3.1 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company, the Adviser and the Purchasers hereby will survive the execution of this Agreement, the delivery to the Purchasers of the Securities and the payment by each Purchaser of its applicable Purchase Price therefor for a period of one year.

3.2 Entire Agreement. This Agreement represents the entire agreement among the parties with respect to the transactions contemplated herein and supersedes all prior agreements, written or oral, with respect thereto.

3.3 Amendment and Waiver. The provisions of this Agreement may be amended only with the prior written consent of the Company, the Adviser and the Purchasers. The failure of any party to insist upon strict adherence to any one or more of the covenants and restrictions in this Agreement, on one or more occasion, shall not be construed as a waiver, nor deprive such party of the right to require strict compliance thereafter with the same. All waivers must be in writing and signed by the waiving party.

15

3.4 Expenses. The Company agrees to pay or cause to be paid the reasonable costs, expenses and disbursements of counsel to the Purchasers, up to but not exceeding $30,000.Except as provided in the foregoing sentence, each of the Company, the Adviser and the Purchasers will pay its own respective expenses, including attorneys’ fees, in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated by this Agreement.

3.5 Successors and Assigns. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without the prior written consent of each other party, except that the Securities may be transferred by the Purchasers without the consent of the Company or the Adviser.

3.6 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

3.7 Waiver of Jury Trial. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby.

3.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute a single agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart hereof.

3.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

16

3.10 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision. The construction of this Agreement shall not be affected by which party drafted this Agreement.

3.11 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

3.12 Further Assurances. In connection with this Agreement and the transactions contemplated herein, the parties to this Agreement shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

[signature page follows]

17

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date first written above.

Great Elm Capital Corp.

By:	/s/ Matt Kaplan
Name:	Matt Kaplan
Title:	President and Chief Executive Officer

Great Elm Capital Management, LLC

By:	/s/ Adam M. Kleinman
Name:	Adam M. Kleinman
Title:	General Counsel and Chief Compliance Officer

[Signature Page to Purchase Agreement]